UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2024

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 East Colorado Boulevard, Suite 180

Pasadena California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIXT	The NASDAQ Stock Market, LLC
Warrants to Purchase Common Stock, par value $0.0001 per share	LIXTW	The NASDAQ Stock Market, LLC

Item 1.01	Entry Into a Material Agreement.

Effective June 10, 2024, Lixte Biotechnology Holdings, Inc. (the “Company”) entered into a Clinical Trial Agreement (the “Agreement”) with the Netherlands Cancer Institute (“NKI”) to conduct a Phase 1b/2 clinical trial of the Company’s protein phosphatase inhibitor, LB-100, combined with atezolizumab, a PD-L1 inhibitor, the proprietary molecule of F. Hoffman-La Roche Ltd. (“Roche”), for patients with metastatic colon cancer. Under the Agreement, the Company will provide its lead compound, LB-100, and under a separate agreement between NKI and Roche, Roche will provide atezolizumab and financial support for the clinical trial. The Company has no obligation to, and will not provide any reimbursement of clinical trial costs. Pursuant to the Agreement and the protocol set forth in the Agreement, the clinical trial will be conducted by NKI at NKI’s site in Amsterdam by principal investigator Neeltje Steeghs, MD, PhD, and NKI will be responsible for the recruitment of patients. The Agreement provides for the protection of the respective intellectual property rights of each of the Company, NKI and Roche.

This Phase 1b clinical trial will evaluate the side effects and optimal dose of LB-100 combined with atezolizumab for the treatment of patients with metastatic microsatellite stable colorectal cancer. Immunotherapy using monoclonal antibodies like atezolizumab can enhance the body’s immune response against cancer and hinder tumor growth and spread. LB-100 has been found to improve the effectiveness of anticancer drugs in killing cancer cells by inhibiting a protein called PP2A on cell surfaces. Blocking PP2A increases stress signals in tumor cells expressing the PP2A protein. Accordingly, combining atezolizumab with LB-100 may enhance treatment efficacy for metastatic colorectal cancer, as cancer cells with heightened stress signals are more vulnerable to immunotherapy.

This study comprises a dose escalation phase and a dose expansion phase. The objective of the dose escalation phase is to determine the recommended Phase 2 dose (RP2D) of LB-100 when combined with the standard dosage of atezolizumab. The dose expansion phase will further investigate the clinical activity, safety, tolerability, and pharmacokinetics/dynamics of the LB-100 and atezolizumab combination. The clinical trial is scheduled to open by June 30, 2024. Patient accrual is expected to take up to 24 months, with a maximum of 37 patients with advanced colorectal cancer to be enrolled in this study.

Additional information on the clinical trial is available on the clinicaltrials.gov website at https://clinicaltrials.gov/study/NCT06012734.

The foregoing description of the terms of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which is filed with this Form 8-K and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The Exhibits listed on the accompanying Index to Exhibits are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2024	LIXTE BIOTECHNOLOGY HOLDINGS, INC. (Registrant)

	By:	/s/ BASTIAAN VAN DER BAAN
Bastiaan van der Baan
Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Clinical Trial Agreement dated as of June 10, 2024 between the Company and the Netherlands Cancer Institute.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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